Exhibit 99.1

REVOCABLE PROXY

CAPITAL BANK CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

[—], 2011 – [—]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Eugene Taylor and Christopher G. Marshall, and each or any of them, proxies of the undersigned with full power of substitution to vote all of the shares of Capital Bank Corporation that the undersigned may be entitled to vote at Capital Bank Corporation’s Special Meeting of Shareholders to be held at Capital Bank Plaza, Third Floor Conference Center, located at 333 Fayetteville Street, Raleigh, NC 27601 on [—], 2011, at [—] Eastern Time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

CAPITAL BANK CORPORATION – SPECIAL MEETING, [•], 2011

YOUR VOTE IS IMPORTANT!

Special Meeting materials are available on line at www.capitalbank-us.com/proxy.

You can vote in one of three ways:

1.	Call toll free 1-866-353-7851 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/cbkn and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

REVOCABLE PROXY

CAPITAL BANK CORPORATION

Special Meeting of Shareholders – [—], 2011

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED.

1.	Proposal to approve the plan of merger contained in the Agreement and Plan of Merger, dated as of September 1, 2011, by and between North American Financial Holdings, Inc. and Capital Bank Corporation:

☐ For	☐ Against	☐ Abstain

2.	Proposal to approve, on a (non-binding) advisory basis, the compensation to be paid to Capital Bank Corporation’s named executive officers that is based on or otherwise relates to the merger of Capital Bank Corporation with and into North American Financial Holdings, Inc.:

☐ For	☐ Against	☐ Abstain

DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY WITH RESPECT TO CERTAIN MATTERS, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

Please be sure to sign and date this Proxy in the box below.

Shareholder sign above	Date	Co-holder (if any) sign above	Date

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Special Meeting materials are available on line at www.capitalbank-us.com/proxy.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be cast prior to 12:01 a.m. Eastern Time, [•], 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 12:01 a.m., [—], 2011 1-866-353-7851	Vote by Internet Anytime prior to 12:01 a.m., [—], 2011, go to www.proxyvotenow.com/cbkn

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Control Number	Your vote is important!